SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2006

COLOR KINETICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50798	04-3391805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Milk Street, Suite 1100, Boston, Massachusetts 02108
(Address of principal executive offices) (Zip Code)

(617) 423-9999
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
     Consulting agreement with George G. Mueller
     On June 1, 2006, we entered into a Consulting Agreement with George G. Mueller, the Chairman of our Board of Directors. The effective date of the Consulting Agreement was April 11, 2006. The agreement extends through December 31, 2006 and provides for the payment by us to Mr. Mueller, in exchange for his consulting services, of a monthly fee equal to $24,616. The agreement also provides for reimbursement of reasonable expenses incurred by Mr. Mueller in the course of providing his services to us and for compensation to Mr. Mueller on a per diem basis in the event that he provides assistance in connection with intellectual property litigation after the expiration of the term of the agreement.
     The foregoing summary is qualified in its entirety by the full text of the agreement, which is included as Exhibit 99.1 to this report.
Item 9.01      Financial Statements and Exhibits
(c)	Exhibits

99.1	Consulting Agreement dated as of April 11, 2006 between Color Kinetics Incorporated and George G. Mueller.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLOR KINETICS INCORPORATED
By:	/s/ David K. Johnson
David K. Johnson
Chief Financial Officer

Date: June 1, 2006

Exhibit Index

Exhibit No.	Description

99.1	Consulting Agreement dated as of April 11, 2006 between Color Kinetics Incorporated and George G. Mueller.

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